UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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AGL Resources Inc.

(Name of Registrant as Specified In Its Charter)
The Southern Company

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Filed by The Southern Company
Pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934, as amended
Subject Company: AGL Resources Inc.
Commission File No.: 001-14174

The following is a transcript of a video posted on the internal website of The Southern Company on August 24, 2015

This video contains forward-looking statements. Please see the note regarding forward-looking statements at www.doingenergybetter.com.
Thomas A. Fanning, Southern Company Chairman, President and Chief Executive Officer:

Good morning. I’m Southern Company Chairman, President and CEO Tom Fanning, and I’m joined here today by AGL Resources Chairman and CEO, John Somerhalder. We are thrilled to spend a few minutes with you to discuss today’s exciting news.

Over the past year or so, I have routinely discussed Southern Company’s interest in exploring natural gas infrastructure. And for good reason.

Before I became chairman, natural gas accounted for 16 percent of our energy mix. Today it accounts for nearly half of the electricity we generate. And that rapid growth is in line with a trend seen across the industry.

Factor in the technology revolution taking place in energy production, environmental regulations calling for increased natural gas generation and the potential for LNG to harmonize worldwide commodity prices, it’s clear that now is the time to invest in natural gas.

And today, I’m pleased to say that’s just what we’re doing.

This morning, Southern Company and AGL Resources jointly announced that we are combining to create America’s leading energy company. Our combined company will have 11 regulated electric and natural gas distribution companies in 9 different states providing electric and natural gas service to approximately nine million customers, as well as retail operations across America.

Combine Southern Company’s recent shift to natural gas with AGL Resources’ extensive gas delivery businesses - well you have a company platform to invest in gas infrastructure that is critical to meet our customers’ energy needs today and in America’s energy future.

But this strategic combination is about more than size - it’s about bringing together two like-minded companies with a track record of success. Both companies are committed to safely providing the families who depend on us with reliable and affordable energy - and that will not change.

John W. Somerhalder, AGL Resources Inc. Chairman and Chief Executive Officer:

That’s right, Tom. We are committed to the customers and communities we serve. Driven by this shared commitment, our combined team of more than 31,000 employees will be uniquely positioned to deliver on their energy needs. And by bringing together two of Georgia’s leading corporate citizens, we will be better prepared to make a difference in our states, in our region and beyond.

With our customer focus serving as the foundation, we believe this combination positions us for continued success in all aspects of our business.

Today, AGL Resources is investing $650 million in several pipeline projects that are helping deliver much-needed fuel to key regions of the country. On the electric side, Southern has committed more than $20 billion to prepare for America’s energy future, investing in nuclear, 21st century coal, renewables and energy efficiency - in addition to gas.

Our two companies are likeminded in our customer commitment, likeminded in our infrastructure development and likeminded in our approach. And I’m looking forward to continuing to lead AGL Resources’ operations - and apply lessons learned from Southern Company when we combine.

Fanning:
And there are lessons to be learned on both sides. We are all successful because of our employees, and we look forward to speaking with you and hearing from you as we go through the process of combining our companies.

Beyond the similarities we’ve discussed, we expect this combination to deliver a long-term value proposition to shareholders. We believe the addition of AGL Resources to the Southern Company family will strengthen our ability to achieve our goal of regular, predictable and sustainable earnings growth.

We encourage you to read through the material posted internally and on our website, doingenergybetter.com, to learn more about the many benefits of this combination and the process of bringing our companies together.

After receiving the necessary approvals, we believe this combination will be complete in the second half of 2016. While certain details and decisions will continue beyond that time, we will communicate with you as decisions are made. As we begin our journey together, let me assure you that John and I are committed to maintaining the high-performing workforce necessary to best serve our customers.

Earlier, I mentioned the name of our website, Doing Energy Better. You know, this was also the theme of this year’s Southern Company annual report - and it’s more than a tag line. It’s an illustration of our shared commitment to make energy better, to move energy better and to help customers use energy better to have a better quality of life. And together, we will always find better ways to meet customers’ evolving needs. And this strategic combination will reinforce Southern Company’s push to look beyond electricity to find new ways to serve customers.

I look forward to meeting with you soon and to being a part of your team in the years ahead.

Thank you for all that you’re doing to deliver on our shared commitment to the customers we are privileged to serve.

Additional Information and Where To Find It
Southern Company expects AGL Resources to announce a shareholder meeting soon to obtain shareholder approval in connection with the proposed merger between AGL Resources and Southern Company. Southern Company expects AGL Resources to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed merger. INVESTORS OF AGL RESOURCES ARE URGED TO READ THE DEFINITIVE PROXY

STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AGL RESOURCES, SOUTHERN COMPANY AND THE PROPOSED MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by AGL Resources with the SEC at the SEC’s website at www.sec.gov, at AGL Resources’ website at www.aglresources.com or by sending a written request to AGL Resources, P.O. Box 4569, Atlanta, GA 30302-4569. Security holders may also read and copy any reports, statements and other information filed by AGL Resources and Southern Company with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Participants in the Merger Solicitation
Southern Company, AGL Resources, and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Southern Company’s directors and executive officers is available in Southern Company’s proxy statement filed with the SEC on April 10, 2015 in connection with its 2015 annual meeting of stockholders, and information regarding AGL Resources’s directors and executive officers is available in AGL Resources’ proxy statement filed with the SEC on March 17, 2015 in connection with its 2015 annual meeting of shareholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.
Cautionary Statements Regarding Forward-Looking Information
This communication contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning the expected benefits of the proposed transaction and the expected timing of the completion of the transaction. These forward-looking statements are often characterized by the use of words such as “expect,” “anticipate,” “plan,” “believe,” “may,” “should,” “will,” “could,” “continue” and the negative or plural of these words and other comparable terminology. Although Southern Company believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by AGL Resources shareholders and government or regulatory agencies (including the terms of such approvals); the possibility that long-term financing for the transaction may not be put in place prior to the closing; the risk that a condition to closing of the merger or the committed financing may not be satisfied; the possibility that the anticipated benefits from the proposed merger cannot be fully realized or may take longer to realize than expected; the possibility that costs related to the integration of Southern Company and AGL Resources will be greater than expected; the credit ratings of the combined company or its subsidiaries may be different from what the parties expect; the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the diversion of management time on merger-related issues; the impact of legislative, regulatory and competitive changes; and other risk factors relating to the energy industry, as detailed from time to time in each of Southern Company’s and AGL Resources’ reports filed with the Securities and Exchange Commission. There can be no assurance that the proposed transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this communication, as well as under Item 1A. in each of Southern Company’s and AGL Resources’ Annual Reports on Form 10-K for the fiscal year ended December 31, 2014 and Item 1A. in each of Southern Company’s and AGL Resources’ most recent Quarterly Reports on Form 10-Q for the quarter ended June 30, 2015. Southern Company cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to Southern Company and AGL Resources, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Southern Company or AGL Resources or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. Southern Company undertakes no obligation to update or revise any forward-looking statement, except as may be required by law.